UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2009

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

          SecureCare Technologies, Inc. (the “Company”) is currently engaged in two private offerings of its common stock. Each of the two offerings commenced on September 1, 2009.The initial terms and conditions of the first offering provided for accredited investors to purchase up to 1,250,000 shares of common stock at $0.08 per share through September 21, 2009; thereafter the price would be $0.10 per share (the “Stock Offer”). Subsequent to September 1, 2009, when the Stock Offer commenced, the Board of Directors of the Company approved an initial extension to October 9, 2009 and a further extension to October 31, 2009 to purchase shares of common stock at $0.08 per share; After October 31, 2009, the price will be $0.10 per share. For each of these two extensions, the required Subscription Agreement was modified to reflect the extension and further extension terms and conditions. The second offering is for a related-party holder of certain of the Company’s indebtedness to convert to common stock, $25,000 in principal amount outstanding of a $75,000, 6% unsecured promissory note at the rate of one share for each $0.08 in principal amount converted for a total of 312,500 shares (the “Exchange Offer”). As of October 13, 2009, the aggregate shares sold in the two offerings exceeded 5% of the Company’s issued and outstanding shares beyond those reported in our Current Report on Form 8-K dated September 17, 2009. As of October 13, 2009, 1,155,063 shares had been sold in the Stock Offer to 19 investors (including 509,463 shares sold to related parties) for $92,405 and $25,000 in principal amount outstanding of a $75,000, 6% unsecured promissory note promissory note has been exchanged in the Exchange Offer by one related party note holder for 312,500 shares. As a result of these issues, the number of shares of common stock, par value $0.001 per share, that the Company has issued and outstanding has increased from the 9,777,422 reported in our Current Report on Form 8-K dated September 17, 2009 to 10,382,485.

          Each of the offers, the Stock Offer and the Exchange Offer were conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The Company did not grant any registration rights to the investors in the offerings.

          The Company will not receive any proceeds from the Exchange Offer and will use the proceeds of the Stock Offer as working capital. The Company incurred only nominal expenses in connection with the two offerings.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

10.1	Form of Subscription Agreement for Exchange Offer *
10.2	Form of Subscription Agreement for Stock Offer *
10.3	Form of Revised Subscription Agreement for Stock Offer – First Revision
10.4	Form of Revised Subscription Agreement for Stock Offer – Second Revision

*Previously Filed

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2009

SecureCare Technologies, Inc.

	By:	/s/ NEIL BURLEY
Name: Neil Burley
Title: CFO and Principal Financial Officer